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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-34490, 33-34037, 33-21360, 33-05904, 33-40249, 333-02827, 333-02825, 333-66211, 333-77167, 333-32886, 333-42322, 333-72698, 333-73726, 333-90602, 333-125260, 333-128686 and 333-131627 of Whirlpool Corporation, Registration Statements No. 33-26680 and 33-53196 of Whirlpool Corporation pertaining to the Whirlpool Savings Plan, and Registration Statement No. 333-66163 of Whirlpool Corporation pertaining to the Whirlpool 401(k) Plan, of our reports dated February 28, 2006, with respect to the consolidated financial statements and schedule of Whirlpool Corporation, Whirlpool Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Whirlpool Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
February 28, 2006

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  Exhibit 23.1